                                          @Celanese

                                                        CELANESE CORPORATION

                                                        Investor Relations
CORPORATE NEWS RELEASE                                  1601 West LBJ Freeway
                                                        Dallas, Texas 75234-6034

                                                        Mark Oberle
                                                        Phone: +1 972 443 4464
                                                        Fax: +1 972 332 9373
                                                        Mark.Oberle@celanese.com



      CELANESE CORPORATION REPORTS RECORD RESULTS IN FIRST QUARTER; NET SALES AND EARNINGS INCREASE FROM PRIOR YEAR

FIRST QUARTER HIGHLIGHTS:

      - Net sales increase 12% from prior year on higher pricing and sales resulting from the acquisition of Acetex; partially offset by negative currency impacts
      - Operating profit rises 26% on continued strong business performance and lower special charges
      -     Diluted EPS is $0.68 versus loss of ($0.08)
      -     Adjusted EPS up 16% to $0.72
      -     Operating EBITDA increases 7% to $304 million

(in $ millions, except per share data)                  Q1 2006    Q1 2005
--------------------------------------------------------------------------
Net sales                                                 1,652      1,478
Operating profit                                            197        156
Net earnings (loss)                                         117        (10)
Basic EPS                                                 $0.72     ($0.08)
Diluted EPS                                               $0.68     ($0.08)
Adjusted EPS  *                                           $0.72      $0.62
Operating EBITDA *                                          304        285

* Non-U.S. GAAP measures. See reconciliation in tables 6 and 1.

Dallas, May 9, 2006: Celanese Corporation (NYSE: CE) today reported net sales increased 12% to $1,652 million for the first quarter compared to the same period last year on higher pricing with strong demand, mainly in the Chemical Products segment, as well as sales resulting from the acquisition of Acetex. Net sales were partially offset by negative currency impacts of 3%. Operating profit rose to $197 million versus $156 million in the same period last year, as higher net sales, continued cost improvements, and lower special charges helped to offset increased raw material costs and $5 million in stock based compensation expense associated with the adoption of FAS 123(R). Net earnings increased significantly to $117 million compared to a loss of $10 million, primarily due to lower interest expense, including $102 million related to debt refinancing in 2005. Lower minority interest expense related to the company's increased ownership of outstanding Celanese AG shares also contributed to the increase in net earnings.

Adjusted earnings per share were a record $0.72 compared to $0.62 in the same period last year and excluded $10 million of expenses primarily related to the squeeze out of remaining minority shareholders of Celanese AG. The increase in earnings was driven primarily by the reduction in minority interests and supported by continued strong business performance.

Operating EBITDA for the first quarter rose to $304 million from $285 million in the same period last year. Operating EBITDA, a new non-GAAP performance measure for Celanese, takes operating profit and adds equity in net earnings from affiliates, other income (primarily income from cost investments), depreciation and amortization, and certain adjustments not indicative of underlying business results. These adjustments are consistent with those used to calculate adjusted earnings per share.

"Celanese had another excellent quarter. Our results demonstrate the strength of our integrated hybrid structure as our downstream businesses delivered improved performance year over year," said David Weidman, president and chief executive officer. "We are focusing our portfolio, expanding globally and relentlessly pursuing cost improvements to deliver on our commitments and create value for our shareholders."

RECENT BUSINESS HIGHLIGHTS

      - Broke ground on a state of the art emulsions facility at the Nanjing, China chemical complex.

      - Announced plans to invest in a new Celstran(R) long fiber reinforced thermoplastics (LFT) compounding plant in China.

      - Launched VAntage Plus(TM), the company's next generation vinyl acetate monomer technology, at the Cangrejera, Mexico facility.

      - Continued to make progress on completing the squeeze-out of remaining Celanese AG shareholders by setting the cash compensation for the minority shares at Euro 62.22 per share and signing a legal settlement with certain minority shareholders. There are currently less than 1 million minority shares outstanding.

First Quarter Segment Overview

CHEMICAL PRODUCTS

Chemical Products demonstrated the strength of its global franchise as the impact of recent capacity additions in acetyls was less than expected. Net sales increased from $1,044 million to $1,169 million as pricing improvements were driven by high utilization across the industry on strong demand and increased energy and raw material costs. Chemical Products also benefited from the inclusion of sales resulting from the Acetex acquisition, which more than offset negative currency effects. In comparison to exceptional results in the first quarter of 2005, operating profit decreased from $177 million to $162 million, and operating EBITDA decreased from $226 million to $208 million. Downstream products experienced margin recovery. Price increases in basic products did not offset increases in energy and raw material costs.

TECHNICAL POLYMERS TICONA

Ticona performed well as it continued to increase its penetration in key applications. Net sales decreased from $239 million to $231 million primarily due to negative currency effects. Higher pricing and increased volume more than offset the loss of sales related to the COC business, which was divested in the fourth quarter of 2005. Volumes improved, particularly in the GUR, LCP and European polyacetal (POM) businesses, primarily driven by a stronger business environment in Europe. Operating profit increased from $39 million to $41 million, and operating EBITDA increased from $67 million to $69 million compared to the same period last year on margin recovery. Pricing and cost savings initiatives more than offset increases in energy and raw material costs.

ACETATE PRODUCTS

Acetate Products' significantly improved performance reflects the benefits of its ongoing revitalization efforts. Net sales increased by $2 million to $167 million compared to the same period last year as higher pricing and increased flake volumes more than offset lower volumes for tow. The lower tow volumes resulted from the shutdown of the company's Canadian tow plant while flake sales increased to its recently expanded China tow ventures. Operating profit increased by $13 million to $23 million and operating EBITDA increased from $20 million to $30 million compared to the same period last year. Higher pricing and savings from revitalization efforts more than offset lower overall sales volumes and higher raw material and energy costs.

PERFORMANCE PRODUCTS

Performance Products continued to demonstrate the strength of its core sweetener and food protection businesses. Net sales increased $2 million to $49 million compared to the same period last year. Volumes for Sunett(R) sweetener increased, reflecting continued growth in the global beverage and confectionary industry. Pricing for Sunett declined as expected while both volume and pricing for Sorbates increased in the quarter. Operating profit increased $4 million to $17 million and operating EBITDA increased $5 million to $21 million driven by robust volume increases and cost savings initiatives.

EQUITY AND COST INVESTMENTS

Dividends received from equity and cost investments totaled $24 million in the quarter compared to $50 million in the same period last year due to timing of dividend receipts in 2005. The income statement impact, consisting of earnings of equity investments and dividends from cost investments, was $28 million compared to $29 million.

"Our equity and cost investments continue to perform well and contribute significantly to our overall results," said John J. Gallagher III, executive vice president and chief financial officer. "While there is seasonality to our dividend flow, we expect income from equity and cost investments to be similar to last year's strong level of $150 million."

CASH FLOW

Net debt, a non-GAAP performance measure, increased from $3,047 million to $3,206 million during the quarter. The increase in net debt is primarily due to a seasonal increase in working capital, cash set aside for certain financial obligations, and the balance sheet impact of foreign currency exchange. Cash and cash equivalents at the end of the period were $312 million, a decrease of $78 million from year end 2005.

The first quarter is historically the seasonal low point for the company's cash generation. Celanese expects strong cash generation for the remainder of 2006.

TAXES

With increased earnings in higher tax jurisdictions and the accounting treatment of the reversal of valuation allowances under purchase accounting, the company's effective tax rate for the quarter was 28%, higher than the forecasted range of between 18% and 22%. The increase in the effective rate is not expected to affect projected cash taxes due to utilization of net operating losses and the non-cash nature of the valuation allowance accounting treatment.

OUTLOOK

The company reaffirmed its guidance for adjusted earnings per share for 2006 of between $2.50 and $2.90 based on 171.5 million diluted shares outstanding.

"Our earnings outlook for the year, driven by improved performance in our downstream businesses and high industry utilization in our basic businesses, continues to be positive," Weidman said. "With continued strong global demand, we expect a favorable supply environment for our basic products through 2008."

The forecasted tax rate used for this guidance range is 28%, a $0.27 per share impact versus the company's prior guidance of between 18% and 22%. The company now expects full year depreciation and amortization to be between $275 million and $300 million, lower than the original guidance of between $300 and $330 million, or $0.12 per share, due in part to purchase accounting adjustments related to the acquisition of Acetex. Despite the $0.15 per share negative net impact of these changes, the company maintains its earnings outlook.

The company expects adjusted earnings per share in the second quarter of 2006 to be similar to the first quarter 2006 results.

Celanese Corporation (NYSE:CE) is an integrated global producer of value-added industrial chemicals based in Dallas, Texas. The Company has four major businesses: Chemicals Products, Technical Polymers Ticona, Acetate Products and Performance Products. Celanese has production plants in 13 countries in North America, Europe and Asia. In 2005, Celanese Corporation had net sales of $6.1 billion. For more information on Celanese Corporation, please visit the company's web site at www.celanese.com.

Forward-Looking Statements

This release may contain "forward-looking statements," which include information concerning the company's plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words "outlook," "forecast," "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the company's control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP

This release reflects three performance measures, operating EBITDA, adjusted earnings per share and net debt as non-U.S. GAAP measures. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for operating EBITDA is operating profit; for adjusted earnings per share is earnings per common share-diluted; and for net debt is total debt.

Use of Non-U.S. GAAP Financial Information

      - Operating EBITDA, a measure used by management to measure performance, is defined as operating profit from continuing operations, plus equity in net earnings from affiliates, other income and depreciation and amortization, and further adjusted for special charges and other adjustments. Our management believes operating EBITDA is useful to investors because it is one of the primary measures our management uses for its planning and budgeting processes and to monitor and evaluate financial and operating results. Operating EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to operating profit as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of operating EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, operating EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements nor does it represent the amount used in our debt covenants.

      - Adjusted earnings per share is a measure used by management to measure performance. It is defined as net earnings (loss) available to common shareholders plus preferred dividends, adjusted for special charges and other adjustments, and divided by the number of basic common shares, diluted preferred shares, and options valued using the treasury method. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information.

      - Net debt is defined as total debt less cash and cash equivalents. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's capital structure. Our management and credit analysts use net debt to evaluate the company's capital structure and assess credit quality. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information.


Results Unaudited

The results presented in this release, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(in $ millions, except per share data)                     Q1 2006      Q1 2005
================================================================================
NET SALES                                                    1,652        1,478
 Cost of sales                                              (1,285)      (1,106)
--------------------------------------------------------------------------------
GROSS PROFIT                                                   367          372

 Selling, general and administrative expenses                (152)        (159)
 Research and development expenses                            (18)         (23)
 Special charges                                                 -         (38)
 Foreign exchange gain, net                                      -            3
 Gain on disposition of assets, net                              -            1
--------------------------------------------------------------------------------
OPERATING PROFIT                                               197          156

 Equity in net earnings of affiliates                           21           15
 Interest expense                                              (71)        (176)
 Interest income                                                 8           15
 Other income, net                                               6            3
--------------------------------------------------------------------------------
EARNINGS FROM CONTINUING OPERATIONS
 BEFORE TAX AND MINORITY INTERESTS                             161           13

 Income tax provision                                          (45)          (8)
--------------------------------------------------------------------------------
EARNINGS FROM CONTINUING OPERATIONS
 BEFORE MINORITY INTERESTS                                     116            5

 Minority interests                                              -          (25)
--------------------------------------------------------------------------------
EARNINGS (LOSS) FROM CONTINUING OPERATIONS                     116          (20)

Earnings from operation of discontinued operations               1           10
--------------------------------------------------------------------------------
NET EARNINGS (LOSS)                                            117          (10)
================================================================================
Cumulative declared preferred
 stock dividend                                                 (3)          (2)
--------------------------------------------------------------------------------
NET EARNINGS (LOSS) AVAILABLE TO COMMON
 SHAREHOLDERS                                                  114          (12)
================================================================================

EARNINGS (LOSS) PER COMMON SHARE - BASIC:
 Continuing operations                                       $0.71       ($0.15)
 Discontinued operations                                      0.01         0.07
--------------------------------------------------------------------------------
NET EARNINGS (LOSS) AVAILABLE TO COMMON SHAREHOLDERS         $0.72       ($0.08)
================================================================================

EARNINGS (LOSS) PER COMMON SHARE - DILUTED:
 Continuing operations                                       $0.68       ($0.15)
 Discontinued operations                                      0.00         0.07
--------------------------------------------------------------------------------
NET EARNINGS (LOSS) AVAILABLE TO COMMON SHAREHOLDERS         $0.68       ($0.08)
================================================================================

WEIGHTED AVERAGE SHARES - BASIC                              158.6        141.7
WEIGHTED AVERAGE SHARES - DILUTED                            171.5        141.7
================================================================================

PRELIMINARY CONSOLIDATED BALANCE SHEETS - UNAUDITED

                                                          MARCH 31       DEC 31
(in $ millions)                                               2006         2005
================================================================================
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents                                     312          390
 Restricted cash                                                42            -
 Receivables:
  Trade receivables, net                                     1,000          919
  Other receivables                                            543          481
 Inventories                                                   678          661
 Deferred income taxes                                          31           37
 Other assets                                                   78           91
--------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                         2,684        2,579

 Investments                                                   793          775
 Property, plant and equipment, net                          2,035        2,040
 Deferred income taxes                                         125          139
 Other assets                                                  469          482
 Goodwill                                                      928          949
 Intangible assets, net                                        487          481
--------------------------------------------------------------------------------
TOTAL ASSETS                                                 7,521        7,445
--------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Short-term borrowings and current installments
  of long-term debt - third party and affiliates               212          155
 Trade payable -third parties and affiliates                   750          811
 Other current liabilities                                     762          787
 Deferred income taxes                                          16           36
 Income taxes payable                                          245          224
--------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                    1,985         2,013

 Long-term debt                                              3,306        3,282
 Deferred income taxes                                         287          285
 Benefit obligations                                         1,116        1,126
 Other liabilities                                             420          440
 Minority interests                                             65           64
 Shareholders' equity:
  Preferred stock                                                -            -
  Common stock                                                   -            -
  Additional paid-in capital                                   343          337
  Retained earnings                                            132           24
  Accumulated other comprehensive loss, net                   (133)        (126)
--------------------------------------------------------------------------------
  Total shareholders' equity                                   342          235
--------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   7,521        7,445
================================================================================

TABLE 1

SEGMENT DATA AND RECONCILIATION OF OPERATING PROFIT (LOSS) TO OPERATING EBITDA - A NON-U.S. GAAP MEASURE. *

(in $ millions)                                            Q1 2006      Q1 2005
================================================================================
NET SALES
 Chemical Products                                           1,169        1,044
 Technical Polymers Ticona                                     231          239
 Acetate Products                                              167          165
 Performance Products                                           49           47
 Other Activities                                               61           12
 Intersegment eliminations                                     (25)         (29)
--------------------------------------------------------------------------------
TOTAL                                                        1,652        1,478
================================================================================

OPERATING PROFIT (LOSS)
 Chemical Products                                             162          177
 Technical Polymers Ticona                                      41           39
 Acetate Products                                               23           10
 Performance Products                                           17           13
 Other Activities                                              (46)         (83)
--------------------------------------------------------------------------------
TOTAL                                                          197          156
================================================================================

EQUITY EARNINGS AND OTHER INCOME/(EXPENSE) **
 Chemical Products                                               9           14
 Technical Polymers Ticona                                      14           12
 Acetate Products                                                -            -
 Performance Products                                            -            -
 Other Activities                                                4          (8)
--------------------------------------------------------------------------------
TOTAL                                                           27           18
================================================================================

SPECIAL CHARGES AND OTHER ADJUSTMENTS ***
 Chemical Products                                              (1)           1
 Technical Polymers Ticona                                      (2)           1
 Acetate Products                                                -            1
 Performance Products                                            -            -
 Other Activities                                               13           45
--------------------------------------------------------------------------------
TOTAL                                                           10           48
================================================================================

DEPRECIATION AND AMORTIZATION EXPENSE
 Chemical Products                                              38           34
 Technical Polymers Ticona                                      16           15
 Acetate Products                                                7            9
 Performance Products                                            4            3
 Other Activities                                                5            2
--------------------------------------------------------------------------------
TOTAL                                                           70           63
================================================================================

OPERATING EBITDA
 Chemical Products                                             208          226
 Technical Polymers Ticona                                      69           67
 Acetate Products                                               30           20
 Performance Products                                           21           16
 Other Activities                                              (24)         (44)
--------------------------------------------------------------------------------
TOTAL                                                          304          285
================================================================================

* Other Activities primarily includes corporate selling, general and administrative expenses and the results from AT Plastics and captive insurance companies.

** Includes equity earnings from affiliates and other income/(expense), which is primarily dividends from cost investments.

*** Excludes adjustments to minority interest, net interest, taxes, depreciation and amortization.

TABLE 2

FACTORS AFFECTING FIRST QUARTER 2006 SEGMENT NET SALES COMPARED TO FIRST QUARTER 2005

(in percent)                     VOLUME    PRICE    CURRENCY    OTHER*    TOTAL
================================================================================
Chemical Products                   -1%       8%          -3%       8%      12%
Technical Polymers Ticona            1%       3%          -5%      -2%      -3%
Acetate Products                    -6%       7%           0%       0%       1%
Performance Products                23%     -12%          -7%       0%       4%
================================================================================
*     Primarily represents net sales of Vinamul and Acetex businesses (Chemical
      Products), AT Plastics, captive insurance companies and loss of sales related to the COC divestiture (Ticona).
================================================================================
Total Company                       -1%       6%          -3%      10%      12%


TABLE 3

CASH FLOW INFORMATION

(in $ millions)                                              Q1 2006     Q1 2005
================================================================================
Net cash provided by (used in) operating activities              (21)        42
Net cash used in investing activities                            (86)      (105)
Net cash provided by financing activities                         25        985
Exchange rate effects on cash                                      4        (22)
Cash and cash equivalents at beginning of period                 390        838
--------------------------------------------------------------------------------
Cash and cash equivalents at end of period                       312      1,738
================================================================================


TABLE 4

CASH DIVIDENDS RECEIVED

(in $ millions)                                              Q1 2006     Q1 2005
================================================================================
Dividends from equity investments                                 17          36
Dividends from cost investments                                    7          14
--------------------------------------------------------------------------------
TOTAL                                                             24          50
================================================================================

TABLE 5

NET DEBT - RECONCILATION OF A NON-U.S. GAAP MEASURE

                                                            MARCH 31      DEC 31
(in $ millions)                                                 2006        2005
================================================================================
Short-term borrowings and current installments
 of long-term debt - third party and affiliates                  212         155
Plus: Long-term debt                                           3,306       3,282
--------------------------------------------------------------------------------
Total debt                                                     3,518       3,437
Less: Cash and cash equivalents                                  312         390
--------------------------------------------------------------------------------
NET DEBT                                                       3,206       3,047
================================================================================


TABLE 6

ADJUSTED EARNINGS PER SHARE - RECONCILIATION OF A NON-U.S. GAAP MEASURE

                                                             Q1 2006     Q1 2005
(in $ millions, except per share data)                      ADJUSTED    ADJUSTED
================================================================================
EARNINGS FROM CONTINUING OPERATIONS
 BEFORE TAX AND MINORITY INTERESTS                               161          13
Non-GAAP Adjustments:
 Special charges and other adjustments *                          10          48
 Refinancing costs                                                 -         102
--------------------------------------------------------------------------------
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS
 BEFORE TAX AND MINORITY INTERESTS                               171         163
Income tax provision on adjusted earnings **                     (48)        (42)
Minority interests                                                 -         (25)
Earnings from discontinued operations                              1          10
Preferred dividends                                               (3)         (2)
--------------------------------------------------------------------------------
ADJUSTED NET EARNINGS AVAILABLE TO COMMON SHAREHOLDERS           121         104
Add back: Preferred dividends                                      3           2
--------------------------------------------------------------------------------
ADJUSTED NET EARNINGS FOR DILUTED ADJUSTED EPS                   124         106
================================================================================

DILUTED SHARES (MILLIONS)
--------------------------------------------------------------------------------
Weighted average shares outstanding                            158.6       158.5
Assumed conversion of Preferred Shares                          12.0        12.0
Assumed conversion of stock options                              0.9         0.4
--------------------------------------------------------------------------------
Total diluted shares                                           171.5       170.9
--------------------------------------------------------------------------------
ADJUSTED EPS FROM CONTINUING OPERATIONS                         0.72        0.56
================================================================================

Earnings per common share from discontinued operations          0.00        0.06
--------------------------------------------------------------------------------
ADJUSTED EPS                                                    0.72        0.62
================================================================================

*     See Table 7 for details

** The effective tax rate applicable to adjusted earnings from continuing operations before tax and minority interests is 28% in 2006 and 25% in 2005.

TABLE 7

RECONCILIATION OF SPECIAL CHARGES TO TOTAL SPECIAL CHARGES AND OTHER ADJUSTMENTS

SPECIAL CHARGES:

(in $ millions)                                              Q1 2006     Q1 2005
================================================================================
Employee termination benefits                                      2           2
Plant/office closures                                             (2)          1
--------------------------------------------------------------------------------
 TOTAL RESTRUCTURING                                               -           3
Plumbing actions                                                  (1)          -
Other                                                              1          35*
--------------------------------------------------------------------------------
 TOTAL                                                             -          38
================================================================================

OTHER ADJUSTMENTS: **

(in $ millions)                                              Q1 2006     Q1 2005
================================================================================
Celanese Germany restructuring                                    10           -
Advisor monitoring fee                                             -          10
--------------------------------------------------------------------------------
 TOTAL                                                            10          10
================================================================================

TOTAL SPECIAL CHARGES AND OTHER ADJUSTMENTS                       10          48
================================================================================

*     Termination of advisor monitoring fee

** These items are included in net earnings (loss) but not included in special charges.